Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (and any further amendment filed by them) with respect to the Common Stock, par value $0.001 per share, of the Issuer, a Delaware corporation.

Dated: January 11, 2010

SYMPHONY CAPITAL PARTNERS, L.P.

By: Symphony Capital GP, L.P.

its general partner

By: Symphony GP, LLC

its general partner

By:	/s/ Mark Kessel

Name:  Mark Kessel

Title:	Managing Member

SYMPHONY CAPITAL GP, L.P.

By: Symphony GP, LLC

its general partner

By:	/s/ Mark Kessel

Name:  Mark Kessel

Title:	Managing Member

SYMPHONY GP, LLC

By:	/s/ Mark Kessel

Name:  Mark Kessel

Title:	Managing Member

MARK KESSEL

By:	/s/ Mark Kessel

            Mark Kessel

[Signature Page to Joint Filing Agreement]

CUSIP NO. 268158-10-2

HARRI V. TARANTO

By:	/s/ Harri V. Taranto

            Harri V. Taranto

SYMPHONY STRATEGIC PARTNERS, LLC

By:	/s/ Mark Kessel

Name:  Mark Kessel

Title:	Managing Member

[Signature Page to Joint Filing Agreement]